Exhibit 10.1

***CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

August 15, 2022

Juniper Networks, Inc.
Sharon Mandell
SVP, Chief Information Officer
1133 Innovation Way
Sunnyvale, California 94089

Ref.: Agreement on Termination of Managed Network Services and Telcom Data Circuits RU

The Master Services Agreement between Juniper Networks, Inc., (“Juniper”), and International Business Machines Corporation, (“IBM”), dated December 31, 2018 (“Agreement”), as amended

Dear Sharon,

This letter follows from our teams’ joint discussions on July 12, regarding the reduction of the Resource Units (“RUs”) for all Managed Network Services (WAN and LAN) and Telecom - Data Circuits (the “Reduced Services”) and agreement on the commercial issue related to the adjustment of the fixed fees for the Reduced Services beginning on August 1, 2022, to the end of the Term (as defined in the Agreement). Based on our discussions, the Parties hereby agree as follows:

1.Juniper elects to perform itself, the Network Design, Network Operations and Telecom services set forth in Exhibit A (Services Description) to Statement of Work # 1 of the Agreement, and Kyndryl will no longer be responsible for the performance of any activities related to operation of the Juniper network, including DCIS on-site hands and feet support for the Juniper network.

The Network Services described above will transition to Juniper on August 1, 2022, and the DCIS services for the Juniper network will transition to Juniper on September 1, 2022.

2.Network DCIS On-site services for staffed locations will be owned by Juniper and all DCIS on-site activities for network and non-network will be performed by Juniper resources at no cost to Kyndryl. DCIS services for remote/unstaffed locations will be owned by Kyndryl and network DCIS activities at remote/unstaffed locations will be billable to Juniper. Any additional/project support needs for staffed or unstaffed locations will be handled via RFS.

3.Effective August 1, 2022, the RUs for the Reduced Services will be reduced to zero (0), and Juniper will not be charged the associated Baseline Charges. However, the Parties agree that Telecom - Data Circuits may be invoiced for [***], or [***], based on notice requirements from the circuit vendors regarding termination of such circuits.

Letter Agreement – Reduction of Managed Network & Telecom Circuits
Kyndryl/Juniper Confidential

Kyndryl will invoice Juniper any actual vendor termination or wind down charges associated with the termination of such circuits.

4.Effective September 1, 2022, for the remainder of the Term, Kyndryl agrees to provide Juniper a credit of $[***] per year (“Reduced Services Credit”) related to the fixed charges associated with the Reduced Services. These credits will be reflected monthly in the issued invoices. For August, Kyndryl will credit Juniper $[***] out of $[***] as part of the fixed charges for the Reduced Services.

5.As set forth in the Financial Responsibility Matrix - Infrastructure (6.26.2020), Kyndryl will retain financial responsibility for the following Network Software or such responsibility will be negotiated and handled as a separate transaction:

Pulse Secure
Gigamon
AppNeta

6.The Parties agree to modify the appropriate documents of the Agreement, as soon as practical, to reflect the agreed to modifications as a result of the agreements in this letter.

If the terms of this letter are acceptable to Juniper, please indicate your acceptance of this letter, by signing in the space provided below and returning a scanned copy to Kyndryl.

Sincerely,

/s/ Kim D Bedford

Kim D Bedford
Sr. Partner – MC&E
Kyndryl
[***] (email)
[*** ] (mobile)
Letter Agreement – Reduction of Managed Network & Telecom Circuits
Kyndryl/Juniper Confidential

AGREED TO BY:

Juniper Networks, Inc.

/s/ Sharon Mandell	August 23, 2022
Sharon Mandell	Date

Letter Agreement – Reduction of Managed Network & Telecom Circuits
Kyndryl/Juniper Confidential